Exhibit 4.1

AMENDED AND RESTATED

TRUST AGREEMENT

OF

NUVEEN DIVERSIFIED COMMODITY FUND

Dated as of February 26, 2010

By and Among

NUVEEN COMMODITIES ASSET MANAGEMENT, LLC,

WILMINGTON TRUST COMPANY

and

THE SHAREHOLDERS

i

v

NUVEEN DIVERSIFIED COMMODITY FUND

AMENDED AND RESTATED TRUST AGREEMENT

This AMENDED AND RESTATED TRUST AGREEMENT (this “Trust Agreement”) of NUVEEN DIVERSIFIED COMMODITY FUND is made and entered into as of the 26th day of February, 2010, by and among NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, a Delaware limited liability company, as manager (the “Manager”), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the “Resident Delaware Trustee”), and the SHAREHOLDERS from time to time hereunder.

RECITALS

WHEREAS, the Trust was formed under the name “Nuveen Commodities Income and Growth Fund” on December 7, 2005 pursuant to the execution by the Resident Delaware Trustee of the Certificate of Trust on December 7, 2005, and the filing of the same with the Secretary of State of the State of Delaware, and a trust agreement, dated as of December 7, 2005, by and among the Manager and the Resident Delaware Trustee (the “Original Trust Agreement”), for the purposes of issuing and selling certain securities representing undivided beneficial interests in the Trust’s assets;

WHEREAS, the name of the Trust was changed to “Nuveen Diversified Commodity Fund” pursuant to Amendment No. 1 to the Original Trust Agreement dated December 15, 2009 (“Amendment No. 1”) and pursuant to the filing of an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware on December 15, 2009;

WHEREAS, the Resident Delaware Trustee and the Manager, by this Trust Agreement, desire to continue the Trust and to amend and restate each and every term and provision of the Original Trust Agreement, as amended by Amendment No. 1, to provide for the continued operation of the Trust; and

WHEREAS, as of the date hereof, no beneficial interests in the Trust have been issued other than the issuance of beneficial interests to the Manager.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party agrees as follows:

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1. Definitions

As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Capital Account” means, as of the last day of a taxable period, a Shareholder’s Capital Account as maintained pursuant to Section 7.1(a), (a) increased by any amounts which such Shareholder is obligated to restore pursuant to any provision of this Trust Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation section 1.704-2 and (b) decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Shareholder in subsequent years under sections 704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Shareholder in subsequent years in accordance with the terms of this Trust Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the book value of which has been adjusted pursuant to Sections 7.1(b) and (c).

“Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any other Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any other Person, directly or indirectly, controlling, controlled by or under common control with such Person, (iv) any employee, officer, director, member, manager or partner of such Person, and their respective legal representatives and successors or (v) if such Person is an employee, officer, director, member, manager or partner, any other Person for which such Person acts in any such capacity.

“Audit Committee” shall have the meaning assigned to such term in Section 5.2(a).

“Bankruptcy Event” means, with respect to any Person, (i) the bankruptcy, insolvency or receivership of such Person or the making of an assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) the commencement of any involuntary petition in bankruptcy against such Person which shall not be dismissed within ninety (90) days of its commencement, (iv) the filing of a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing of an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of such nature or (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties.

“Beneficial Owners” shall have the meaning assigned to such term in Section 3.3(d).

“Board of Trustees” means the trustees appointed by the Manager pursuant to Section 5.1 or subsequently appointed by the Board Trustees pursuant to Section 5.2, but excluding the Resident Delaware Trustee.

“Board Trustee” shall have the meaning assigned to such term in Section 5.1.

“Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for federal income tax purposes as of such date. A Shareholder’s portion of such Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Shareholder’s Capital Account balance as maintained pursuant to Section 7.1(a) and the hypothetical balance of such Shareholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to close.

“Capital Account” means the capital account maintained for a Shareholder pursuant to Section 7.1.

“Capital Contributions” means the amounts of cash contributed and agreed to be contributed to the Trust by the Manager or any other Person pursuant to Section 3.1 or by any Underwriter in accordance with Section 3.2.

“CEA” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Trust’s Certificate of Trust filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute, as the same may be amended from time to time.

“CFTC” means the Commodity Futures Trading Commission.

“Closing Date” means the first date on which Shares are sold by the Trust to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conflicting Provisions” shall have the meaning assigned to such term in Section 15.2(a).

“Corporate Trust Office” means the principal office at which, at any particular time, the Resident Delaware Trustee’s corporate trust business is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Damages” shall have the meaning assigned to such term in Section 5.6(a).

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Depository” means The Depository Trust Company, a New York corporation, or such other depository of the Shares as may be selected by the Manager as specified herein.

“Depository Agreement” means the agreement entered into by and among the Trust and the Manager and the Depository pursuant to which the Depository will act as securities depository for the Shares.

“DTC Participants” shall have the meaning assigned to such term in Section 3.3(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Withdrawal” shall have the meaning assigned to such term in Section 13.1(a).

“Exchange” means the NYSE Amex LLC or, if the Shares shall cease to be listed on the NYSE Amex LLC and are listed on one or more other exchanges, the exchange on which the Shares are principally traded, as determined by the Manager.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” shall have the meaning assigned to such term in Section 2.4.

“Fiscal Year” shall have the meaning assigned to such term in Section 10.1.

“Global Certificate” means the global certificate representing Shares issued to Shareholders and issued to the Depository as provided in the Depository Agreement, which shall be in substantially the form attached hereto as Exhibit A.

“Indirect Participants” shall have the meaning assigned to such term in Section 3.3(c).

“Initial Shares” means the Shares sold in the initial offering and sale of Shares to the public, as described in the Registration Statement.

“IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Issue Price” means the price at which a Share is purchased from the Trust pursuant to the terms of the Underwriting Agreement by which the Trust issues Shares, after taking into account any sales commission or underwriting discount charged to the Trust.

“Liquidating Trustee” shall have the meaning assigned to such term in Section 13.2.

“Listing Standards” means the applicable section or sections of the Corporate Governance Requirements of the NYSE Amex LLC, as the same may be amended from time to time.

“Losses” means, in respect of each Fiscal Year, losses of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Majority Vote” means the vote of Shareholders holding Shares representing over fifty percent (50%) of the issued and outstanding Shares of the Trust (excluding any Shares held by the Manager or its Affiliates).

“Management Fee” shall have the meaning assigned to such term in Section 4.9.

“Manager” means Nuveen Commodities Asset Management, LLC, or any other person or entity selected as manager of the Trust pursuant to the terms of this Trust Agreement, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Manager Covered Person” means the Manager and its Affiliates.

“Net Asset Value” means, at any given time, the fair market value of the total assets in the Trust Estate, net of all liabilities and obligations of the Trust Estate, determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

“Net Asset Value per Share” means the Net Asset Value divided by the number of Shares outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Nominating Committee” shall have the meaning assigned to such term in Section 5.2(b).

“Option Closing Date” means any date on which any Shares are sold by the Trust to the Underwriters upon exercise of the Over-Allotment Option.

“Organization and Offering Expenses” means those expenses incurred in connection with the formation, qualification and registration of the Trust and the Shares and in offering, distributing and processing the Shares under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the Trust’s organization or the initial offering of the Shares, including: (i) initial registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus, (iii) the costs of qualifying, printing, (including typesetting), filing, amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith and (vi) any extraordinary expenses (including legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

“Original Trust Agreement” shall have the meaning assigned to such term in the Recitals.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Trust pursuant to the Underwriting Agreement.

“Percentage Interest” shall be a fraction, the numerator of which is the number of any Shareholder’s Shares and the denominator of which is the total number of Shares of the Trust outstanding as of the date of determination.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association or other legal entity.

“Profits” means, for each Fiscal Year, profits of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Prospectus” means, as the context requires, the preliminary or final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

“Power of Attorney” shall have the meaning assigned to such term in Section 14.1.

“Reconstituted Trust” shall have the meaning assigned to such term in Section 13.1(a).

“RD Indemnified Parties” shall have the meaning assigned to such term in Section 2.4.

“Registration Statement” means any registration statement on Form S-1 or any other applicable form, as it may be amended from time to time, filed with the SEC, pursuant to which the Trust registers any Shares, as the same may at any time and from time to time be further amended or supplemented.

“Resident Delaware Trustee” means Wilmington Trust Company, a Delaware banking company, acting not in its individual capacity but solely as a trustee hereunder, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“SEC” means the U.S. Securities and Exchange Commission.

“Shareholder” generally means any Person who is or becomes a record holder of Shares, including the Manager solely in its capacity as a Shareholder. However, if the Trust is notified in a manner satisfactory to the Manager as to the identity of a Beneficial Owner of Shares of the Trust, such Beneficial Owner will be treated as a Shareholder owning a direct interest in the Trust for purposes of Article VII of this Trust Agreement.

“Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means Nuveen Diversified Commodity Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Amended and Restated Trust Agreement, as the same may at any time or from time to time be amended.

“Trust Estate” means all property and cash held by the Trust, and all proceeds therefrom.

“Trustee Covered Person” means the Resident Delaware Trustee or any Board Trustee and their respective Affiliates.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who purchases Shares pursuant thereto.

“Underwriting Agreement” means an Underwriting Agreement, Purchase Agreement or other similar agreement among the Underwriters, the Trust and certain other parties, approved by the Manager, providing for the purchase from time to time of Shares by the Underwriters.

“Unrealized Gain” attributable to Trust property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination.

“Unrealized Loss” attributable to Trust property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

SECTION 1.2. Interpretation

In this Trust Agreement, except where the context otherwise requires: (i) words in the singular shall include the plural, and vice versa; (ii) the masculine gender shall be deemed to include the feminine and neuter and vice versa; (iii) a reference to a section, sub-section, schedule or exhibit shall be deemed to be a reference to a section, sub-section, schedule or exhibit of or to this Trust Agreement, unless the context provides otherwise; (iv) references to writing shall include any modes of reproducing words in a legible and non-transitory form; and (v) the words “include”, “includes” and “including” shall be construed as if they were followed by the words “without limitation”.

SECTION 1.3. Name

The name of the Trust is “Nuveen Diversified Commodity Fund”, in which name the Manager, the Resident Delaware Trustee, and the Board of Trustees may engage in the management of the business of the Trust (as such management duties and obligations are constituted hereunder), make and execute contracts and other instruments on the Trust’s behalf and sue and be sued on the Trust’s behalf.

SECTION 1.4. Resident Delaware Trustee; Business Offices

(a) The Trust’s initial trustee is the Resident Delaware Trustee, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Resident Delaware Trustee may designate in writing to the Manager. The Resident Delaware Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event the Resident Delaware Trustee resigns or is removed, a successor Resident Delaware Trustee shall be appointed by the Manager in accordance with the terms of Section 2.5 or by the Court of Chancery of the State of Delaware as provided in Section 2.1(b) and shall become the Trust’s Resident Delaware Trustee in the State of Delaware for all purposes under this Trust Agreement.

(b) The Trust’s principal office, and such additional offices as the Manager may establish, shall be located at such place or places inside or outside the State of Delaware as the Manager may designate from time to time in writing to the Resident Delaware Trustee and the other Shareholders. Initially, the Trust’s principal office shall be at 333 West Wacker Drive, Chicago, Illinois 60606.

SECTION 1.5. Declaration of Trust

The Manager hereby acknowledges that it has made a contribution to the Trust as the Trust’s grantor in the amount of $1000.00, which sum shall be held in trust, upon and subject to the conditions set forth herein, for the use and benefit of the Shareholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the Trust’s governing instrument. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association. The Manager shall not be liable to any person for the Trust’s failure to qualify as a partnership under the Code or any comparable provision of the laws of any state or other jurisdiction where such treatment is sought. Effective as of the date hereof, the Resident Delaware Trustee and the Manager shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the Trust’s purposes. The Resident Delaware Trustee has filed the Certificate of Trust as required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.6. Purposes and Powers

The Trust’s purposes shall be to engage in any of the activities contemplated by this Trust Agreement or described in the Registration Statement and to enter into any lawful transaction and to engage in any lawful activities in furtherance of or incidental to the foregoing purposes. The Trust shall not engage in any other business or activity and shall not acquire or own any other assets or take any of the actions set forth in Section 4.4. The Trust shall have all the powers specified in this Section 1.6 and Section 4.2, including all the powers that may be exercised by the Manager on the Trust’s behalf under this Trust Agreement.

SECTION 1.7. Tax Treatment

(a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Shares of the Trust will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of the Trust for its benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a partnership in which each Shareholder thereof is a partner, and (iii) agrees to use reasonable efforts to notify the Manager promptly upon a receipt of any notice from any taxing authority having jurisdiction over such party with respect to the treatment of the Shares of the Trust as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust initially shall be the Manager. The Tax Matters Partner, at the expense of the Trust, shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by § 6221 et seq. of the Code, including, (A) the power to conduct all audits and other administrative proceedings with respect to the Trust’s tax items; (B) the power to extend the statute of limitations for all Shareholders with respect to the Trust’s tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment of the Trust; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Shareholders having less than a 1% interest in the Trust, unless a Shareholder shall have notified the IRS and the Manager that the Manager shall not act on such Shareholder’s behalf. The designation made by each Shareholder in this Section 1.7(b) is hereby approved by each Shareholder as an express condition to becoming a Shareholder. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. To the fullest extent permitted by law, the Trust shall indemnify the Manager from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner in accordance with the provisions of Section 4.7 hereof.

(c) Each Shareholder shall furnish the Manager with information necessary to enable the Manager to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder’s Shares.

SECTION 1.8. Limited Liability of Shareholders

Each Shareholder, by reason of its status as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

SECTION 1.9. Legal Title

Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Manager may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Manager or any other Person (other than a Shareholder) as nominee.

ARTICLE II

THE RESIDENT DELAWARE TRUSTEE

SECTION 2.1. Term; Resignation

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trust’s Resident Delaware Trustee. The Resident Delaware Trustee shall serve until such time as the Manager removes the Resident Delaware Trustee or the Resident Delaware Trustee resigns and a successor Resident Delaware Trustee is appointed by the Manager in accordance with the terms of Section 2.5 or by the Court of Chancery of the State of Delaware as provided in Section 2.1(b).

(b) The Resident Delaware Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust and the Manager; provided, however, that such resignation shall not become effective unless and until a successor Resident Delaware Trustee shall have been appointed by the Manager in accordance with Section 2.5 or by the Court of Chancery as provided in the following sentence. If the Manager does not act within such sixty (60) day period, the Resident Delaware Trustee may apply, at the Trust’s expense, to the Court of Chancery of the State of Delaware for the appointment of a successor Resident Delaware Trustee.

SECTION 2.2. Powers

Except to the extent expressly set forth in Section 1.4(a) and this Article II, pursuant to Section 3806(a) of the Delaware Trust Statute, the duty and authority to manage the Trust’s business and affairs is hereby vested in the Manager and, to the limited extent provided in Article V, the Board of Trustees, which duty and authority the Manager or the Board of Trustees, as applicable, may delegate as provided herein, pursuant to Sections 3806(b)(7) and 3806(i) of the Delaware Trust Statute. The Resident Delaware Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the Trust’s business and affairs. The Resident Delaware Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Resident Delaware Trustee shall provide prompt notice to the Manager of its performance of any of the foregoing. The Resident Delaware Trustee shall have no responsibility for, or liability with respect to, the management of the business and affairs of the Trust, except for the performance of the Resident Delaware Trustee’s functions referenced in Section 1.4(a) and this Article II. The Manager shall reasonably keep the Resident Delaware Trustee informed of any actions taken by the Manager with respect to the Trust that would reasonably be expected to affect the Resident Delaware Trustee’s rights, obligations or liabilities hereunder or under the Delaware Trust Statute.

SECTION 2.3. Compensation and Expenses of the Resident Delaware Trustee

The Resident Delaware Trustee shall be entitled to receive from the Manager or an Affiliate of the Manager (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Manager or an Affiliate of the Manager (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Resident Delaware Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4. Indemnification of Resident Delaware Trustee

To the fullest extent permitted by applicable law, the Resident Delaware Trustee (in its capacity as trustee and individually), together with its Affiliates and their respective successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “RD Indemnified Parties”), shall be indemnified by the Trust (including indemnification against negligence, gross negligence or breach of duty) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Resident Delaware Trustee on or measured by any compensation received by the Resident Delaware Trustee for its services hereunder), claims, demands, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses and amounts paid in settlement) of any kind and nature whatsoever (collectively, “Expenses”) which may be imposed on, incurred by or asserted against the RD Indemnified Parties in any way relating to or arising out of the Trust’s formation, operation or termination, the execution, delivery and performance of this Trust Agreement or any other agreements to which the Trust is a party or the Resident Delaware Trustee’s action or inaction hereunder or thereunder, except for Expenses that are held by a court of competent jurisdiction in a final, non-appealable proceeding to have resulted from the actual fraud or willful misconduct of the RD Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the Resident Delaware Trustee’s removal or resignation. Any indemnification provided pursuant to this Section 2.4 will only be recoverable from the Trust Estate and any applicable insurance. To the fullest extent permitted by law, Expenses incurred by an RD Indemnified Party shall, from time to time (within thirty (30) days following a request from an RD Indemnified Party to the Manager), be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of the undertaking by, or on behalf of, such RD Indemnified Party to repay such amount if it shall be determined that the RD Indemnified Party is not entitled to be indemnified hereunder by a court of competent jurisdiction in a final, non-appealable proceeding.

SECTION 2.5. Successor Resident Delaware Trustee

Upon the Resident Delaware Trustee’s resignation or removal, the Manager shall appoint a successor Resident Delaware Trustee by delivering a written instrument to the outgoing Resident Delaware Trustee. Any successor Resident Delaware Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Subject to Section 2.1(b), any resignation or removal of the Resident Delaware Trustee and appointment of a successor Resident Delaware Trustee shall not become effective until (a) a written acceptance of appointment is delivered by the successor Resident Delaware Trustee to the outgoing Resident Delaware Trustee and the Manager and (b) any fees and expenses due to the outgoing Resident Delaware Trustee are paid. Following compliance with the preceding sentence, the successor Resident Delaware Trustee shall become fully vested with all of the outgoing Resident Delaware Trustee’s rights, powers, duties and obligations under this Trust Agreement, with like effect as if originally named as Resident Delaware Trustee, and the outgoing Resident Delaware Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6. Liability of Resident Delaware Trustee

Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company (or any successor Resident Delaware Trustee appointed pursuant to Section 2.1(b) or Section 2.5 hereof) acts solely as Resident Delaware Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company (or any successor Resident Delaware Trustee) by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Resident Delaware Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Resident Delaware Trustee’s own actual fraud or willful misconduct. In particular, but not by way of limitation:

(a) The Resident Delaware Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any portion of the Trust Estate;

(b) The Resident Delaware Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Manager, the Board of Trustees or the Liquidating Trustee;

(c) The Resident Delaware Trustee shall not have any liability for the acts or omissions of the Manager, the Board of Trustees or their delegatees;

(d) The Resident Delaware Trustee shall have no responsibility, and shall not be liable for its failure, to supervise the performance of any obligations of, or to choose, the Manager, the Board of Trustees or their delegatees or any DTC Participant or Indirect Participant;

(e) No provision of this Trust Agreement shall require the Resident Delaware Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(f) Under no circumstances shall the Resident Delaware Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g) The Resident Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Manager unless the Manager has offered to the Resident Delaware Trustee (in its capacity as trustee and individually) security or indemnity satisfactory to the Resident Delaware Trustee against the costs, expenses and liabilities that may be incurred by the Resident Delaware Trustee (including the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Resident Delaware Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will:

(i)	require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware;

(ii)	result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof, other than the State of Delaware, becoming payable by the Resident Delaware Trustee; or

(iii)	subject the Resident Delaware Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Resident Delaware Trustee, as the case may be, contemplated hereby; and

(i) Except as otherwise expressly provided herein, no RD Indemnified Party shall have any duties (including fiduciary duties) to the Trust, the Manager, the Board of Trustees, the Shareholders, the Beneficial Owners or any other Person; provided that this Section 2.6(i) does not eliminate any implied contractual covenant of good faith and fair dealing. Further, except as otherwise expressly provided herein, no RD Indemnified Party shall have any liabilities for breach of contract or breach of duties (including fiduciary duties) to the Trust, the Manager, the Board of Trustees, the Shareholders, the Beneficial Owners or any other Person; provided that this Section 2.6(i) does not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(j) To the extent that, at law or in equity, the Resident Delaware Trustee has duties and liabilities relating to the Trust, the Manager, the Board of Trustees, the Shareholders, the Beneficial Owners or any other Person, the Resident Delaware Trustee acting under this Trust Agreement shall not be liable to the Trust, the Manager, the Board of Trustees, the Shareholders, the Beneficial Owners or such other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the Resident Delaware Trustee’s duties and liabilities otherwise existing at law or in equity, are agreed by the Trust, the Manager, the Board of Trustees, the Shareholders and the Beneficial Owners to replace such other duties and liabilities of the Resident Delaware Trustee.

SECTION 2.7. Reliance; Advice of Counsel

(a) In the absence of bad faith, the Resident Delaware Trustee may conclusively rely upon certificates or opinions furnished to the Resident Delaware Trustee and conforming to any applicable requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Resident Delaware Trustee shall have examined any such certificates or opinions so as to reasonably determine compliance of the same with any applicable requirements of this Trust Agreement. The Resident Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party or other entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Resident Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers or representatives of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Resident Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Resident Delaware Trustee, at the expense of the Manager or an Affiliate of the Manager (including the Trust), may (i) act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Resident Delaware Trustee shall not be liable for the conduct or willful misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Resident Delaware Trustee with reasonable care, and (ii) consult with counsel, accountants and other skilled professionals, and the Resident Delaware Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other skilled professional if such counsel, accountant or other skilled professional shall have been selected by the Resident Delaware Trustee with reasonable care.

SECTION 2.8. Payments to the Resident Delaware Trustee

Any amounts paid to the Resident Delaware Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Resident Delaware Trustee under this Trust Agreement shall constitute a claim against the Trust Estate and, as applicable, the Manager or an Affiliate of the Manager.

ARTICLE III

SHARES; CAPITAL CONTRIBUTIONS

SECTION 3.1. General

The Manager shall have the power and authority, without Shareholder approval, to cause the Trust to issue Shares from time to time as it deems necessary or desirable, including Shares to be issued to the Manager or its Affiliates. The Manager shall be required to own Shares at all times that it acts as the Tax Matters Partner pursuant to Section 1.7(b). The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places. No Shareholder shall have any preemptive rights with respect to additional Shares determined to be issued by the Manager. From time to time, the Manager may cause the Trust to divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The Manager may cause the Trust to issue Shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Manager shall be fully paid and non-assessable. Every Shareholder, by virtue of having purchased or otherwise acquired a Share, and each Beneficial Owner, by virtue of acquiring the beneficial ownership of Shares and receiving the benefits of this Trust Agreement, shall be deemed to have expressly consented to and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2. Offer of Shares

(a) On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter shall contribute to the Trust cash in an amount equal to the Issue Price per Initial Share, multiplied by the number of Shares specified in the Underwriting Agreement to be purchased by such Underwriter at the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Trust shall issue Shares to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (i) the cash contribution to the Trust by or on behalf of such Underwriter by (ii) the Issue Price per Initial Share.

(b) Upon the exercise of the Over-Allotment Option and pursuant to the Underwriting Agreement, each Underwriter shall contribute to the Trust cash in an amount equal to the Issue Price per Initial Share, multiplied by the number of Shares specified in the Underwriting Agreement to be purchased by such Underwriter at such Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Trust shall issue Shares to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (i) the cash contribution to the Trust by or on behalf of such Underwriter by (ii) the Issue Price per Initial Share.

(c) Global Certificate Only. Certificates for Shares will not be issued, other than the Global Certificate for Shares issued to the Depository. So long as the Depository Agreement is in effect, Shares will be issued, redeemed and transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.3. The Depository may determine to discontinue providing its service with respect to the Shares by giving notice to the Manager pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Manager shall take action either to find a replacement for the Depository to perform its functions at a reasonable cost and on terms acceptable to the Manager or, if such a replacement is unavailable, to terminate the Trust.

SECTION 3.3. Book-Entry-Only System, Global Certificate

(a) Global Certificate. The Trust and the Manager and, if necessary, the Depository will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for the Shares. Shares will be represented by the Global Certificate (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository (or such other nominee as the Depository may designate), and deposited with, or on behalf of, the Depository. No other certificates evidencing the Shares will be issued. The Global Certificate shall be substantially in the form attached hereto as Exhibit A and shall represent such Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Shares from time to time endorsed thereon and that the aggregate amount of outstanding Shares represented thereby may from time to time be increased or decreased to reflect the issuance of additional Shares or redemption of Shares. Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Shares represented thereby shall be made in such manner and upon instructions given by the Manager on the Trust’s behalf as specified in the Depository Agreement.

(b) Legend. Any Global Certificate issued to the Depository or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Manager as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any transfer or redemption of Shares, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Shares so transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Manager on behalf of the Trust and each DTC Participant, in the case of a transfer or redemption of Shares. Ownership of beneficial interest in Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in Shares (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive, from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Shares, a written confirmation relating to their purchase of such Shares.

(e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of the Shares, references herein to the registered or record owners of the Shares shall mean Cede & Co. and shall not mean the Beneficial Owners of Shares. Beneficial Owners of Shares will not be entitled to have Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Shares under this Trust Agreement. Accordingly, to exercise any rights of a holder of Shares under this Trust Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trust and the Manager understand that under existing industry practice, if the Trust requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Shares, is entitled to take, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Shares through it, with each successive Indirect Participant continuing to notify each person holding Shares through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Shares is held.

(f) Communication between the Trust and the Beneficial Owners. As described above, the Trust will recognize the Depository or its nominee as the owner of all Shares for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected in the following manner: pursuant to the Depository Agreement, the Depository is required to make available to the Trust upon request, and for a fee to be charged to the Trust, a listing of the Share holdings of each DTC Participant. The Trust shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Shares, directly or indirectly, through such DTC Participant. The

Trust shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Distributions on Shares pursuant to Section 3.6 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Shares. The Trust and the Manager expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Shares, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Shares as shown on the records of the Depository or its nominee. The Trust and the Manager also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Resident Delaware Trustee, the Board of Trustees or the Manager will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Shares.

(h) Limitation of Liability. The Global Certificate to be issued hereunder is executed and delivered solely on the Trust’s behalf by the Manager, as manager, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Global Certificate are made and intended not as personal representations, undertakings and agreements by the Manager or the Resident Delaware Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Certificate shall be construed as creating any liability on the Manager, the Board of Trustees or the Resident Delaware Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Company shall be employed as Depository hereunder, the Trust and the Manager shall establish procedures acceptable to such successor with respect to the matters addressed in this Article III and Section 6.3.

SECTION 3.4. Assets

All consideration received by the Trust for the issue or sale of Shares together with all of the Trust Estate in which such consideration is invested, and all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to the Trust for all purposes, subject only to the rights of the Trust’s creditors and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the Trust’s books of account.

SECTION 3.5. Liabilities

The Trust Estate shall be charged with the Trust’s liabilities and all expenses, costs, charges and reserves attributable to the Trust. The Manager shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items shall be treated as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

SECTION 3.6. Distributions

Distributions on Shares may be paid with such frequency as the Manager may determine, which may be daily or otherwise, to the Shareholders, from such of the income and capital gains, accrued or realized, from the Trust Estate as the Manager may determine, or from the capital of the Trust Estate, after providing for actual and accrued liabilities. All distributions on Shares shall be distributed to the Shareholders in accordance with Article VII at the date and time of record established by the Manager for the payment of such distribution.

SECTION 3.7. Voting Rights

Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote per Share based upon the number of Shares or fraction thereof standing in its name on the Trust’s books in accordance with Section 3.3(d).

SECTION 3.8. Equality

Except as provided herein, all Shares shall represent an equal proportionate beneficial interest in the Trust’s assets subject to the Trust’s liabilities, and each Share shall be equal to each other Share. The Manager may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the Trust’s assets or in any way affecting the rights of Shareholders.

ARTICLE IV

THE MANAGER

SECTION 4.1. Management of the Trust

Pursuant to Section 3806(a) of the Delaware Trust Statute and the powers vested in the Manager pursuant to Section 2.2, the Trust shall be managed by the Manager, and the conduct of the Trust’s business shall be controlled and conducted solely by the Manager (subject to the limited powers and authority accorded to the Resident Delaware Trustee in Sections 1.4(a) and 2.2 and accorded to the Board of Trustees in Section 5.2, respectively), in accordance with this Trust Agreement.

SECTION 4.2. Authority of Manager

In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Manager shall have and may exercise on the Trust’s behalf all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the Trust’s purposes, business and objectives, and to manage the Trust, which shall include the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on the Trust’s behalf with appropriate banking and savings institutions, brokers and dealers and futures commission merchants, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Manager in the Manager’s name shall be deemed executed and accepted on the Trust’s behalf by the Manager;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) Subject to Section 4.4, to borrow and/or lend monies to, purchase, sell, borrow and/or lend the Trust Estate or any portion thereof, from and to Persons selected by the Manager;

(e) To redeem, purchase or otherwise acquire any outstanding Shares;

(f) To supervise the preparation and filing of the Registration Statement and the Prospectus, and supplements and amendments thereto;

(g) To act as commodity pool operator and commodity trading advisor and to do any and all things necessary and advisable to carry out its duties as such;

(h) To pay or authorize the payment of distributions to the Shareholders and the Trust’s expenses;

(i) To determine the investment objectives, policies and strategies of the Trust and to select, hire and terminate investment advisers, commodity trading advisors and other agents to act as subadvisors and make investment decisions for the Trust;

(j) To make any elections on the Trust’s behalf under the Code, or any other applicable U.S. federal or state tax law as the Manager shall determine to be in the Trust’s best interests;

(k) To admit, in the Manager’s sole discretion, Affiliates or non-Affiliates of the Manager as additional managers; provided, that, notwithstanding the foregoing, (i) the Manager may not admit an Affiliate of the Manager as an additional manager if the Manager has received notice of its removal as the Manager pursuant to Section 8.3(c)(iii), and (ii) the Manager may not admit a non-Affiliate of the Manager as an additional manager if a Majority Vote is not obtained (and at any time that there is more than one Manager in office hereunder, the Managers unanimously shall adopt rules for their separate or collective exercise or performance of the rights and obligations of the Manager specified in this Trust Agreement, which rules shall be deemed incorporated in this Trust Agreement);

(l) To accept and carry out the duty and authority to manage the Trust’s business and affairs, as vested in the Manager pursuant to Section 2.2; and

(m) To appoint, for the express and limited purposes set forth in Article V, an initial Board of Trustees with respect to the Trust.

SECTION 4.3. Obligations of the Manager

In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Manager shall:

(a) Devote such of its time to the Trust’s business and affairs as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the Trust’s business and affairs for the benefit of the Trust and the Shareholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the Trust’s formation, qualification and operation and for the conduct of its business in all appropriate jurisdictions;

(c) Employ attorneys to represent the Trust;

(d) Use commercially reasonable efforts to maintain the Trust’s status as a “statutory trust” for state law purposes, and as a “partnership” for U.S. federal income tax purposes;

(e) Have responsibility for the safekeeping and use of the Trust Estate, whether or not in the Manager’s immediate possession or control;

(f) Discharge the duties and responsibilities of the Trust and the Manager;

(g) Interact with the Depository and with the Trust’s administrator, transfer agent, custodian and other agents as required;

(h) Prepare and file all disclosure documents, accounts and reports necessary to ensure the Trust’s compliance with regulatory requirements under the Exchange Act and the CEA; and

(i) Delegate those of its duties hereunder as it shall determine from time to time to one or more administrators, investment advisers or commodity trading advisors.

SECTION 4.4. General Prohibitions

The Trust shall not:

(a) Borrow money from or loan money to any Shareholder (including the Manager) (except as contemplated in Section 7.9);

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, (v) liens arising under ERISA and (vi) deposits, security interests or liens to secure, mortgage or collateralize investments made pursuant to the investment objectives, policies and strategies of the Trust or for temporary or emergency purposes;

(c) Elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes; or

(d) Borrow or enter into a financing arrangement that, when aggregated with all then outstanding borrowings and financings of the Trust, is in excess of five percent (5%) of the aggregate Net Asset Value of the Trust, calculated as of the initial effective date of such borrowing or arrangement, regardless of any extensions or modifications thereof.

SECTION 4.5. Liability of Manager Covered Persons

(a) Except as otherwise expressly provided herein, no Manager Covered Person shall have any duties (including fiduciary duties) to the Trust, the Board Trustees, the Shareholders, the Beneficial Owners or any other Person; provided that this Section 4.5(a) does not eliminate any implied contractual covenant of good faith and fair dealing.

(b) Except as otherwise expressly provided herein, no Manager Covered Person shall have any liabilities for breach of contract or breach of duties (including fiduciary duties) to the Trust, the Board Trustees, the Shareholders, the Beneficial Owners or any other Person; provided that this Section 4.5(b) does not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(c) Subject to the foregoing, a Manager Covered Person shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the Trust’s assets without any rights of contribution from the Manager Covered Person. A Manager Covered Person shall not be liable for the acts or omissions of any administrator or other delegatee selected by the Manager with reasonable care.

SECTION 4.6. Duties of the Manager

(a) To the extent that, at law or in equity, the Manager has duties and liabilities relating thereto to the Trust, the Board of Trustees, the Shareholders, the Beneficial Owners or any other Person, the Manager acting under this Trust Agreement shall not be liable to the Trust, the Board of Trustees, the Shareholders, the Beneficial Owners or any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the Manager’s duties and liabilities otherwise existing at law or in equity, are agreed by the parties hereto, the Trust, the Board of Trustees, the Shareholders and the Beneficial Owners to replace such other duties and liabilities of the Manager.

(b) Unless otherwise expressly provided herein:

(i)	whenever a conflict of interest exists or arises between the Manager or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii)	whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Manager shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Manager shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Manager at law or in equity or otherwise.

(c) The Manager and any Affiliate of the Manager may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Manager or its Affiliates. If the Manager or any Affiliate of the Manager acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Manager and its Affiliates shall not be liable to the Trust or to the Shareholders or Beneficial Owners for breach of any fiduciary or other duty by reason of the fact that the Manager or any such Affiliate pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder or Beneficial Owner shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the Trust’s activities, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Manager and its Affiliates may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

SECTION 4.7. Indemnification of the Manager

(a) To the fullest extent permitted by applicable law, the Manager shall be indemnified by the Trust (including indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Trust, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of the Manager. Any such indemnification will only be recoverable from the Trust Estate or any applicable insurance. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the Manager’s dissolution or other cessation to exist, the Manager’s withdrawal or removal, or a Bankruptcy Event with respect to the Manager.

(b) Notwithstanding the provisions of Section 4.7(a), the Manager and any Person acting as broker or dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust shall not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Manager shall be paid from time to time by the Trust to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding if (i) the legal action relates to the performance of duties or services by the Manager on the Trust’s behalf, and (ii) the Manager undertakes to repay the advanced funds to the Trust in cases in which it is determined that the Manager is not entitled to indemnification under this Section 4.7 by a court of competent jurisdiction in a final, non-appealable proceeding.

(e) The term “Manager” as used only in this Section 4.7 shall include, in addition to the Manager, any other Manager Covered Person performing services on the Trust’s behalf and acting within the scope of the Manager’s authority as set forth in this Trust Agreement.

(f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s obligations or liabilities unrelated to Trust business, such Shareholder shall indemnify, defend, hold harmless and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

SECTION 4.8. Expenses and Limitations Thereon

(a) The Trust shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and the sale and distribution of Shares.

(b) All ongoing charges, costs and expenses of the Trust’s operation, including the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Shareholders; (iii) routine services of the Resident Delaware Trustee, legal counsel and independent accountants; (iv) routine accounting, transfer agent and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Manager; (v) custody services; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the Management Fee; and (x) extraordinary expenses (including legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust. The Manager or any Affiliate shall be entitled to reimbursement from the Trust for the actual cost to the Manager or such Affiliate of any expenses which it advanced on behalf of the Trust for which payment the Trust is responsible.

SECTION 4.9. Compensation to the Manager

The Manager shall be entitled to compensation (the “Management Fee”) for its services as manager of the Trust as set forth in the Prospectus.

SECTION 4.10. Voluntary Withdrawal of the Manager

The Manager may withdraw voluntarily as the Trust’s Manager only upon ninety (90) days’ prior written notice to the Resident Delaware Trustee and all Shareholders; provided that notice to the Shareholders may be effected by issuing a press release or posting upon that certain website maintained for the Trust by Nuveen Investments, Inc. or its designee. If the withdrawing Manager is the last remaining Manager, Shareholders by Majority Vote may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Manager who shall be duly licensed and qualified under U.S. federal and state law to carry on the Trust’s business. In the event of its removal under Sections 5.2(e) or 8.3(c)(iii) or its withdrawal under this Section 4.10, the Manager shall be entitled to a redemption of its Shares at the Net Asset Value per Share. If the initial Manager withdraws, any successor Manager shall be prohibited from using the name “Nuveen”, any derivative thereof, or any trademark, service mark or logo owned or licensed by the Manager or any of its Affiliates in connection with the operation of the Trust, without the written consent of the withdrawing Manager.

SECTION 4.11. Authorization of Registration Statements

Each Shareholder hereby agrees that the Trust, the Manager, each Board Trustee and the Resident Delaware Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statement on the Trust’s behalf without any further act, approval or vote of the Shareholders, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.12. Litigation

The Manager is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary, proper or otherwise deemed advisable by the Manager to enforce or protect the Trust’s interests. The Manager shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon first, out of any insurance proceeds available therefor, and thereafter out of the Trust’s assets.

SECTION 4.13. Brokers, Dealers and Futures Commission Merchants

The Manager shall have sole and exclusive power and authority to designate from time to time the brokers or dealers or futures commission merchants through whom or with whom transactions will be made and to establish accounts with such brokers or dealers or futures commission merchants and may designate any Affiliate to execute, and to act as broker or dealer in respect of, transactions, for or by the Trust, subject to compliance with applicable laws and regulations. The Manager will determine the rate or rates to be paid for brokerage services. The Manager may select brokerage firms providing research or other services where rates may be higher than those charged by other brokers who provide more limited services or who are not considered to provide the same quality of execution and may combine orders on behalf of the Trust with those of its other clients.

ARTICLE V

THE BOARD OF TRUSTEES

SECTION 5.1. Appointment of the Board of Trustees

The Manager hereby appoints the following individuals (each, a “Board Trustee”) to serve on the Trust’s board of trustees (the “Board of Trustees”) for the express and limited purposes set forth in this Article V: (a) Robert P. Bremner; (b) David J. Kundert; (c) William J. Schneider; (d) Carole E. Stone; and (e) Terence J. Toth. Each Board Trustee shall hold office until his or her death, resignation or removal. Any Board Trustee may resign at any time upon written notice to the Manager. A resignation is effective when given unless such notice specifies a different date. Board Trustees need not be Shareholders of the Trust. Each Board Trustee shall meet the requirements of an “independent director” as set forth in Section 803 of the Listing Standards and shall not be subject to a statutory disqualification under Sections 8a(2) or 8a(3) of the CEA.

SECTION 5.2. Authority of the Board of Trustees

Except as set forth by the express provisions of this Trust Agreement (or the independent director requirements established by the NYSE Amex LLC and the Sarbanes-Oxley Act of 2002, as amended), pursuant to Section 3806(a) of the Delaware Trust Statute, the Board of Trustees shall have and may exercise on the Trust’s behalf, only such powers and rights necessary, proper, convenient or advisable to effectuate and carry out the following objectives:

(a) To serve as the audit committee of the Trust (the “Audit Committee”), in accordance with the Listing Standards and the charter of such Audit Committee, which duties shall include responsibility for the appointment, compensation, retention and oversight of any work performed on behalf of the Trust by a public accounting firm engaged by the Trust to perform such work;

(b) To serve as the nominating committee of the Trust (the “Nominating Committee”), in accordance with the Listing Standards and the charter of such Nominating Committee, which duties shall include responsibility for appointing candidates for the Board of Trustees in the event of any vacancy caused by death, resignation or removal;

(c) To determine the compensation to be paid to the Board Trustees, taking into consideration any recommendation provided by the Manager;

(d) To remove any Board Trustee who ceases to meet the requirements of the last sentence of Section 5.1 and to fill any vacancy in the Board of Trustees caused by death, resignation or removal; and

(e) To remove the Manager without penalty, upon sixty (60) days written notice, only for cause. For the purposes of this Section 5.2(e), “cause” consists of (i) a statutory disqualification of the Manager under Section 8a(2) or 8a(3) of the CEA, (ii) suspension or revocation of the Manager’s commodity pool operator or commodity trading advisor registrations, or (iii) a Bankruptcy Event with respect to the Manager. In connection with any such removal for cause, if the Manager to be removed is the last remaining Manager, the Shareholders by Majority Vote may vote to elect and appoint, effective as of a date on or prior to such removal, a successor manager, who shall be duly licensed and qualified under federal and state law to carry on the Trust’s business.

SECTION 5.3. Division of Authority

Except for the express obligations and duties set forth in Section 5.2, the Board of Trustees shall have no other authority with respect to the Trust, including for the avoidance of doubt, any obligation or duty to choose or supervise the Manager or any officers, employees or other persons who may manage the business and affairs of the Trust. For the avoidance of doubt, the Manager shall have all other rights, duties and responsibilities to manage and operate the Trust, including:

(a) all authority, power and rights necessary or advisable to manage the Trust;

(b) any duties to be performed in connection with the Trust as a commodity pool operator or a commodity trading advisor pursuant to the CEA;

(c) selection and ongoing monitoring of investment advisers, commodity trading advisors and other agents of the Trust;

(d) the selection of underwriters for the initial public offering of Shares in the Trust;

(e) the marketing of Shares and solicitation of investors;

(f) the management and supervision of the Trust’s activities relating to commodity interests;

(g) the engagement of service providers to the Trust (except the Trust’s registered public accounting firm that must be retained by the Audit Committee pursuant to Section 5.2(a) hereto, as required under the Listing Standards);

(h) the provision, through itself or its agents, of clerical, bookkeeping, transfer agency, custodial and other administrative services on behalf of the Trust; and

(i) all other authority, power and rights necessary or advisable to otherwise effectuate and carry out the Trust’s purposes, business and objectives.

Notwithstanding anything contrary in this Trust Agreement, no Board Trustee shall perform any functions as a commodity pool operator with respect to the Trust, except those functions specifically required of (x) the Board Trustees who compose the Audit Committee pursuant to Section 5.2(a) hereto, as required under the Listing Standards, and (y) as may be required to effect the termination of the Manager as the Trust’s commodity pool operator pursuant to Section 5.2(d) hereto.

SECTION 5.4. Duties to the Trust

(a) Except as otherwise expressly provided herein, no Board Trustee shall have any duties (including fiduciary duties) to the Trust, the Manager, the Shareholders, the Beneficial Owners or any other Person; provided that this Section 5.4(a) does not eliminate any implied contractual covenant of good faith and fair dealing.

(b) Except as otherwise expressly provided herein, no Board Trustee shall have any liabilities for breach of contract or breach of duties (including fiduciary duties) to the Trust, the Manager, the Shareholders, the Beneficial Owners or any other Person; provided that this Section 5.4(b) does not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

SECTION 5.5. Meetings

The Board of Trustees shall hold meetings on at least a quarterly basis or as otherwise required by the Listing Standards; provided, however, that the Board of Trustees shall meet on a regular basis as often as necessary to fulfill their responsibilities, including (if required by the Listing Standards) at least annually in executive session without the presence of any representative of the Manager.

SECTION 5.6. Indemnification of the Board Trustees

(a) To the fullest extent permitted by applicable law, each Board Trustee shall be indemnified by the Trust (including indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by such Person in connection with such Person’s activities for the Trust (collectively, “Damages”), provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of such Board Trustee. Any such indemnification will only be recoverable from the Trust Estate or any applicable insurance. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the Board Trustee’s death, resignation, removal or a Bankruptcy Event with respect to such Board Trustee.

(b) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against any Board Trustee shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding if (i) the legal action relates to the performance of duties or services by such Board Trustee on the Trust’s behalf; and (ii) such Board Trustee undertakes to repay the advanced funds to the Trust in cases in which it is determined that the Board Trustee is not entitled to indemnification under this Section 5.6 by a court of competent jurisdiction in a final, non-appealable proceeding.

(c) The term “Board Trustee” as used only in this Section 5.6 shall include, in addition to any Board Trustee, any other Person performing services on the Trust’s behalf and acting within the scope of a Board Trustee’s authority as set forth in this Trust Agreement.

SECTION 5.7. Compensation to the Board of Trustees

Each Board Trustee shall be entitled to such compensation for its services as the Board of Trustees shall determine pursuant to the provisions hereof.

SECTION 5.8. Liability of Board Trustees

Except as otherwise provided in this Article V, in being appointed a Board Trustee pursuant to Section 5.1 or Section 5.2, each Board Trustee acts solely as a Board Trustee hereunder and not in his or her individual capacity, and all Persons having any claim against a Board Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. A Board Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for his or her own actual fraud or willful misconduct. In particular, but not by way of limitation:

(a) A Board Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any portion of the Trust Estate;

(b) A Board Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Manager or the Liquidating Trustee;

(c) A Board Trustee shall not have any liability for the acts or omissions of the Manager or its delegatees or the Resident Delaware Trustee or its delegatees;

(d) A Board Trustee shall have no responsibility, and shall not be liable for its failure, to supervise the performance of any obligations of the Manager or its delegatees or the Resident Delaware Trustee or its delegatees or any DTC Participant or Indirect Participant;

(e) No provision of this Trust Agreement shall require a Board Trustee to act or expend or risk his or her own funds or otherwise incur any financial liability in the performance of any of his or her rights or powers hereunder if the Board Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to him or her;

(f) Under no circumstances shall a Board Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party; and

(g) Notwithstanding anything contained herein to the contrary, a Board Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will:

(i)	require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware;

(ii)	result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof, other than the State of Delaware, becoming payable by the Board Trustee; or

(iii)	subject the Board Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Board Trustee contemplated hereby.

SECTION 5.9. Liability of Trustee Covered Persons

A Trustee Covered Person shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the Trust’s assets without any rights of contribution from the Trustee Covered Person. A Trustee Covered Person shall not be liable for the acts or omissions of any administrator or other delegatee of the Manager.

SECTION 5.10. Duty of Board Trustees and Trustee Covered Persons

(a) To the extent that, at law or in equity, a Board Trustee has duties and liabilities relating thereto to the Trust, the Manager, the Shareholders, the Beneficial Owners or any other Person, the Board Trustee acting under this Trust Agreement shall not be liable to the Trust, the Manager, the Shareholders, the Beneficial Owners or any other Person for its good faith reliance on the provisions of this Trust Agreement and upon information, opinions, reports or statements presented by another Board Trustee, Beneficial Owner or officer, employee, Manager or other Person who may manage the business and affairs of the Trust pursuant to the terms hereof, or by any other Person as to matters the Board Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to beneficial owners or creditors might properly be paid. The provisions of this Trust Agreement, to the extent that they limit, restrict or eliminate a Board Trustee’s duties and liabilities otherwise existing at law or in equity, are agreed by the parties hereto, the Trust, the Manager, the Shareholders and the Beneficial Owners to replace such other duties and liabilities of the Board Trustee.

(b) Unless otherwise expressly provided herein:

(i)	whenever a conflict of interest exists or arises between a Board Trustee or any of his or her Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii)	whenever this Trust Agreement or any other agreement contemplated herein or therein provides that a Board Trustee shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Board Trustee shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including his or her own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Board Trustee, the resolution, action or terms so made, taken or provided by the Board Trustee shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Board Trustee at law or in equity or otherwise.

(c) A Trustee Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to a Trustee Covered Person. If a Trustee Covered

Person acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, he or she shall have no duty to communicate or offer such opportunity to the Trust, and the Trustee Covered Person shall not be liable to the Trust or to the Shareholders or Beneficial Owners by reason of the fact that the Trustee Covered Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder or Beneficial Owner shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the Trust’s activities, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, a Trustee Covered Person may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

ARTICLE VI

TRANSFERS OF SHARES

SECTION 6.1. General

Subject to (a) the provisions of Section 3.3, (b) any contractual provision binding on any Shareholder, and (c) the provisions of applicable law (including the Securities Act of 1933, as amended), the Shares shall be freely transferable to any Person.

SECTION 6.2. Transfer of Manager’s Shares

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Manager’s Shares shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value per Share. The Manager will not cease to be the Trust’s Manager merely upon the occurrence of a Bankruptcy Event with respect to the Manager.

(b) To the fullest extent permitted by law, and on sixty (60) days’ prior written notice to the Shareholders of their right to vote thereon if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Manager with another corporation or other entity, the reorganization of the Manager into or with any other corporation or other entity, the transfer of all the capital stock of the Manager or the assumption of the rights, duties and liabilities of the Manager by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Manager’s Shares to an Affiliate of the Manager; provided that the Manager or its successor continues as the Manager hereunder. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.10 or an Event of Withdrawal or assignment of Shares for purposes of Sections 6.2(a) or 13.1(a).

(c) Upon transfer of all its Shares, the Manager shall not cease to be a Manager of the Trust, or to have the power to exercise any rights or powers as a Manager.

SECTION 6.3. Transfer of Shares

Beneficial Owners that are not DTC Participants may transfer Shares by instructing the DTC Participant or Indirect Participant holding the Shares for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Shares by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice. A transfer of Shares is deemed effective when recorded on the books of the Depository for all purposes including the allocation of Profits and Losses and distributions in Article VII. At such time as a transfer of Shares becomes effective, the new Beneficial Owner (if any) thereof shall be deemed to own the beneficial interest relating to such Shares and to be bound by all of the terms of this Trust Agreement.

SECTION 6.4. Restrictions on Transfer

(a) The Trust may impose restrictions on the transfer of Shares if it receives an opinion of counsel providing that such restrictions are necessary to avoid a significant risk of the Trust becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The Manager may impose such restrictions by amending this Trust Agreement in accordance with Section 11.1; provided, however, that such amendment would not result in the delisting or suspension of trading of any Shares on the principal Exchange on which such Shares are then traded.

(b) Nothing contained in this Trust Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any Exchange on which such Shares are listed for trading.

ARTICLE VII

DISTRIBUTIONS AND ALLOCATIONS

SECTION 7.1. Capital Accounts

(a) The Trust shall maintain for each Shareholder (which includes Beneficial Owners of Shares where information regarding the identity of such owner has been furnished to the Trust in accordance with section 6031(c) or the Code or any other method acceptable to the Manager in its sole discretion) a separate Capital Account with respect to its Shares in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv). The initial balance of each Shareholder’s book capital account shall be the amount of his initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to such Shares and all items of income and gain with respect to such Shares computed and allocated to such Shares in accordance with this Trust Agreement and (ii) decreased by the amount of cash distributions made with respect to such Shares and all items of deduction and loss with respect to such Shares computed and allocated in accordance with this Trust Agreement.

(b) Consistent with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Shares for cash, the Capital Accounts of all Shareholders shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Trust property, immediately prior to such issuance, and had been allocated to the Shareholders at such time pursuant to Section 7.3.

(c) In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in respect of a Shareholder’s Shares, the Capital Accounts of all Shareholders shall, immediately prior to such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such Trust property, immediately prior to such distribution, and had been allocated to the Shareholders at such time pursuant to Section 7.3.

SECTION 7.2. Monthly Closing of the Books

Within 45 days after the end of each calendar month or such shorter period as required for the final closing of the books for the taxable year, the Trust shall conduct an interim closing of the books of the Trust as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, the Trust shall determine the amount of Profit and Loss of the Trust attributable to that calendar month. Trust Profits and Losses shall be determined in accordance with the accounting methods followed by the Trust for U.S. federal income tax purposes.

SECTION 7.3. Monthly Allocations

All allocations to Shareholders of items included within the Trust’s Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as shareholders as of the close of the last trading day of the preceding month, as follows:

(a) For purposes of maintaining the Trust’s Capital Accounts and in determining the rights of the Shareholders among themselves, except as otherwise provided in this Article VII, each item of income, gain, loss, deduction and credit shall be allocated among Shareholders in accordance with their respective Percentage Interests.

(b) Any item of loss or deduction otherwise allocated to the Manager pursuant to Section 7.3(a) which is in excess of such Manager’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Shareholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Manager’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Shareholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Shareholders. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Manager equal to the amount of such allocated loss or deduction will be allocated to the other Shareholders in accordance with their Percentage Interests as quickly as possible.

(c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Trust income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 7.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

(d) Notwithstanding any other provision of this Trust Agreement, upon or prior to the issuance of additional Shares, the Manager shall have the sole and complete discretion, without the approval of any other Shareholder, to amend any provision of this Article VII in any manner as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Shares.

SECTION 7.4 Code Section 754 Adjustments

To the extent an adjustment to the tax basis of any Trust property pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under section 743(b) of the Code, the Trust is authorized (but not required) to adopt a convention whereby the price paid by a transferee of Shares will be deemed to be the lowest quoted closing price of the Shares on the Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 6.3 without regard to the actual price paid by the transferee.

SECTION 7.5 Allocation of Profit and Loss for U.S. Federal Income Tax Purposes

(a) Except as otherwise provided in this Trust Agreement, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Shareholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for federal income tax purposes among the Shareholders of the Trust as follows:

(i)	Items attributable to an Adjusted Property will be allocated among the Shareholders of the Trust in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to the property and the allocations thereof pursuant to Section 7.3(a) and (b).

(ii)	Any items of income, gain, loss or deduction otherwise allocable under this Section 7.5 shall be subject to allocation by the Manager in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under section 704(c) principles to the allocations provided under this Section.

(iii)	Subject to this Section 7.5(b), any items of income, gain, loss or deduction otherwise allocable to the Manager pursuant to Section 7.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the other Shareholders of the Trust pursuant to Section 7.3(b) shall be allocated to such other Shareholders in the same manner and to the same extent provided in this Section 7.5(b).

(iv)	If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 7.3(c).

(c) The tax allocations prescribed by this Section 7.5 shall be made to each holder of a Share. For purposes of this Section 7.5, tax allocations shall be made to the Manager’s Shares on a Share-equivalent basis.

(d) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 7.5 is intended to allocate taxable income and loss among Shareholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Shareholders under Section 7.3 so as to eliminate, to the extent possible, any disparity between a Shareholder’s book capital account and his tax capital account, consistent with the principles set forth in sections 704(b) and (c)(2) of the Code.

(e) Notwithstanding this Section 7.5, if, after taking into account any distributions to be made with respect to such Share for the relevant period pursuant to Section 7.7 herein, any allocation would produce a deficit in the book capital account of a Share, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Shareholders in the Trust (subject to the same limitation).

SECTION 7.6 Effect of Section 754 Election

All items of income, gain, loss, deduction and credit recognized by the Trust for federal income tax purposes and allocated to Shareholders in accordance with the provisions of this Trust Agreement shall be determined without regard to any election under section 754 of the Code which may be made by the Trust; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by sections 734 or 743 of the Code.

SECTION 7.7 Allocation of Distributions

Determinations to make distributions with respect to Shares shall be made by the Manager, and the Manager shall have sole discretion in determining the amount and frequency of such distributions; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Shares in the ratio in which the number of Shares held of record by each of them bears to the number of Shares held of record by all Shareholders of the Trust as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Share shall not exceed the book capital account for such Share.

SECTION 7.8 Allocations with respect to Transferred Shares

For purposes of this Article VII, items of the Trust’s income, gain, loss, deduction and credit attributable to a transferred Share shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by section 706 of the Code) and shall be allocated to such Shareholders who own the Shares as of the close of the Exchange on the last day of the month in which the transfer is recognized by the Trust; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Trust shall be allocated to the Shareholders who own Shares on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The Manager may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by section 706 of the Code and the regulations or rulings promulgated thereunder.

SECTION 7.9 Liability for State and Local and Other Taxes

In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any federal, state or local or any foreign taxing authority in respect of any Shareholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Shareholder, and such Shareholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Manager’s request therefor. Such Shareholder shall also be liable for interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Manager’s request for payment to the date of payment, at the rate of 2.00% over the prime rate as published by the Wall Street Journal from time to time. Any actual distribution by the Trust to such Shareholder shall be reduced by any obligations owed to the Trust by the Shareholder, including the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution to such Shareholder shall be treated as an actual distribution to such Shareholder for all purposes of this Trust Agreement.

SECTION 7.10 Consent to Methods

The methods set forth in this Article VII by which distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

ARTICLE VIII

THE SHAREHOLDERS

SECTION 8.1. No Management or Control; Exercise of Rights through DTC

The Shareholders (excluding the Manager) shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Manager. Except as provided in Section 8.4, each Share owned by a Shareholder shall be fully paid and no assessment shall be made against any Shareholder. No salary shall be paid to any Shareholder in its capacity as a Shareholder, nor shall any Shareholder have a drawing account or earn interest on its contribution. By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Beneficial Owner shall be deemed to have the rights and obligations of a Shareholder and beneficiary of the Trust and to be vested with a beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.3.

SECTION 8.2. Other Business of Shareholders

Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity that is a Shareholder may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the Trust’s business, shall not be deemed wrongful or improper.

SECTION 8.3. Rights of Shareholders

The Shareholders shall have the following rights, powers and privileges:

(a) Subject to such standards as may be established by the Manager from time to time (including standards governing what information and documents are to be furnished at what time and location and at whose expense and with what required advance notice), the Shareholders shall have the right to obtain from the Trust such information regarding the business and financial condition of the Trust as, in the sole discretion of the Manager, is just and reasonable under applicable circumstances (including information required to be made available to Shareholders under CFTC rules and regulations), upon reasonable demand for any purpose reasonably related to the Shareholder’s interest as a beneficial owner of the Trust; provided that the Manager shall have the right to keep confidential from the Shareholders and Beneficial Owners, for such period of time as the Manager deems reasonable, any information that the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential. The provisions of this Section 8.3(a) supersede and replace the information rights of Shareholders or Beneficial Owners under Section 3819 of the Delaware Trust Statute.

(b) The Shareholders shall receive their share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Unless otherwise specified herein, Shareholders by Majority Vote may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) consent to such matters as are set forth in Section 6.2(b) to the extent such transaction is other than with an Affiliated entity, and (iii) remove the Manager on ninety (90) days’ prior notice to the Manager (provided, however, that during such 90-day period, the Manager shall retain the authority to admit a non-Affiliate additional manager, pursuant to Section 4.2(k)).

(d) Shareholders holding 66 2/3% of the issued and outstanding Shares (excluding the Shares of the Manager) may vote to dissolve the Trust, on ninety (90) Business Days’ prior written notice, as provided in Section 13.1(e).

Except as set forth above or elsewhere in this Trust Agreement, the Shareholders shall have no voting or other rights with respect to the Trust.

SECTION 8.4. Limitation on Liability

(a) Except as provided in Sections 4.7(f), and 7.9, and as otherwise provided under Delaware law, the Shareholders shall be entitled to the limitation of personal liability referenced in Section 1.8 and the Delaware Trust Statute. In addition, the Trust shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder unless, under Delaware Law or other applicable law, such Shareholder is liable to repay such amount.

(b) The Trust shall indemnify to the fullest extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Trust Estate, each Shareholder (excluding the Manager to the extent of its ownership of any Shares) against any claims of liability asserted against such Shareholder solely because of its status as such (other than for taxes for which such Shareholder is liable under Section 7.9).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Manager on behalf of the Trust shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital that the Manager deems appropriate, but the omission thereof shall not operate to bind the Shareholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.4 shall diminish the limitation on the liability of the Trust to the extent set forth in Sections 3.4 and 3.5.

SECTION 8.5. Derivative Actions

(a) No Person who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least twenty percent (20%) of the outstanding Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Act and Section 8.5(a), a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Manager to bring the subject action unless an effort to cause the Manager to bring such an action is not likely to succeed (for this purpose a demand on the Manager shall only be deemed not likely to succeed and therefore be excused if the Manager has a financial interest in the transaction at issue, and the Manager shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that (a) the Manager receives remuneration for its service as manager of the Trust or as manager of one or more investment companies that are affiliated with the Trust, (b) the Manager or one or more Affiliates of the Manager were identified as potential defendants or witnesses, or (c) the Manager approved the act being challenged (if the act did not result in any material personal benefit to the Manager, or if the act did not result in any material benefit that is not shared pro rata with other Shareholders)); (ii) unless a demand is not required under clause (i) of this paragraph, the Manager must be afforded a reasonable amount of time (in any case, not less than ninety (90) days) to consider such Shareholder demand and to investigate its basis, and the Manager shall be entitled to retain counsel or other advisers in considering the merits of the demand and may require an undertaking by the Shareholders making such demand to reimburse the Trust for the expense of any such advisers in the event that the Manager determines not to bring such action.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1. Books of Account

Proper books of account for the Trust shall be kept and shall be audited annually by an independent registered public accounting firm selected by the Audit Committee in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CEA and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the Trust’s principal office, except as may be permitted under applicable law and regulation to be held at the offices of the Trust’s administrator, custodian or transfer agent. Such books of account shall be kept, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Section 10.1.

SECTION 9.2. Annual Reports and Monthly Statements

Each Shareholder shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Shareholders by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to Shareholders by any other governmental authority that has jurisdiction over the Trust’s activities and (c) any other reports or information that the Manager, in its sole discretion, determines to be necessary or appropriate, in each case pursuant to the notice provisions in Section 15.4 hereof.

SECTION 9.3. Tax Information

Appropriate tax information (adequate to enable each Shareholder to complete and file its U.S. federal tax return) shall be delivered to each Shareholder as soon as practicable following the end of each Fiscal Year but no later than March 15 (unless circumstances beyond the Manager’s reasonable control prevent the Manager from meeting such deadline).

SECTION 9.4. Calculation of Net Asset Value

Net Asset Value shall be calculated at such times as the Manager shall determine from time to time or as may be required by applicable law or regulation.

SECTION 9.5. Maintenance of Records

The Manager shall maintain, or shall cause one or more agents to maintain, for a period of at least six Fiscal Years: (a) all books of account required by Section 9.1; (b) a list of the names and last known address of, and number of Shares owned by, all Shareholders; (c) a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; (d) copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; (e) a record of the information obtained to indicate that a Shareholder meets any investor suitability standards set forth in the Prospectus; and (f) copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust. The Manager may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format as the Manager may determine in its sole discretion, provided the Manager uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.6. Certificate of Trust

Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Manager shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Shareholder; provided, however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Shareholders in accordance with this Trust Agreement.

ARTICLE X

FISCAL YEAR

SECTION 10.1. Fiscal Year

The Trust initially will adopt the calendar year as its taxable year and fiscal year (“Fiscal Year”). The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust. If, after commencement of operations, applicable tax rules require the Trust to adopt a taxable year other than the calendar year, Fiscal Year shall mean such other taxable year as required by Section 706 of the Code or an alternative taxable year chosen by the Manager which has been approved by the IRS. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1. Amendments to the Trust Agreement

(a) Except as otherwise provided in this Article XI, amendments to this Trust Agreement require a Majority Vote of Shareholders. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Shareholders, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Shareholders that would be required to take or authorize such action, or as may otherwise be required by applicable law.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a), the Manager may, without the approval of the Shareholders, make such amendments to this Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the Manager or surrender any right or power granted to the Manager herein, for the benefit of the Shareholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus that will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, (iii) permit the continued listing of the Shares on the Exchange, or (iv) the Manager deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iv) unless the adoption thereof (A) is not materially adverse to the interests of the Shareholders; (B) is consistent with Section 4.2 and Section 4.4; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Shareholders (excluding the Manager) or between the Shareholders and the Manager; and (D) does not adversely affect the limitations on liability of the Shareholders, as described in Article VIII, or the status of the Trust as a partnership for U.S. federal income tax purposes.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Manager may, without the approval of the Shareholders, amend the provisions of Article VII of this Trust Agreement relating to the allocations of Profits, Losses, and distributions among the Shareholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VII of this Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Manager is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of its accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Manager to the Trust and the Shareholders, and no such new allocation shall give rise to any claim or cause of action by any Shareholder.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the Resident Delaware Trustee’s consent if it reasonably believes that such amendment adversely affects any of the Resident Delaware Trustee’s rights, duties or liabilities. At the expense of the Trust Estate, the Resident Delaware Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Manager or if such amendment is required in the Resident Delaware Trustee’s opinion.

(f) The Resident Delaware Trustee shall be under no obligation to execute any amendment to this Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Manager, in form and substance reasonably satisfactory to the Resident Delaware Trustee, (i) directing the Resident Delaware Trustee to execute such amendment, (ii) representing and warranting to the Resident Delaware Trustee that such execution is authorized and permitted by the terms of this Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of this Trust Agreement in favor of the Resident Delaware Trustee.

(g) This Trust Agreement may be amended, waived or otherwise modified only by a written instrument adopted in accordance with this Section 11.1.

SECTION 11.2. Meetings of the Trust

(a) To the extent required by the Exchange, meetings of the Shareholders shall be called by the Manager at least annually. In addition, meetings of the Shareholders may be called by the Manager upon the written request of Shareholders holding at least 20% of the issued and outstanding Shares of the Trust (excluding any Shares held by the Manager or its Affiliates). Such call for a meeting shall be deemed to have been made upon the receipt by the Manager of a written request from the requisite percentage of Shareholders. Upon (i) the decision of the Manager, in its sole discretion, to call a meeting or (ii) the call for a meeting pursuant to the written request of Shareholders holding at least 20% of the issued and outstanding Shares of the Trust (excluding any Shares held by the Manager or its Affiliates), the Manager shall deposit in the United States mail and, if such notice is in response to a request described in Clause (ii) above, then within thirty (30) days after receipt of said request, written notice to all Shareholders of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the proposed action to be taken at the meeting. In addition, in the event that the proposed action to be taken at such meeting would result in altering any provision within this Trust Agreement with respect to the liability of the Shareholders for the debts of the Trust, the Manager shall deliver to all Shareholders, no later than five (5) days prior to the date of such meeting, an opinion of independent counsel as to the effect of such proposed action on the liability of Shareholders for the debts of the Trust.

(b) For the purpose of determining Shareholders who are entitled to notice of and to vote at any meeting, the Manager may from time to time fix a date, not more than 75 days prior to the date of any meeting of Shareholders, as a record date for the determination of the Persons to be treated as Shareholders of record for such purpose.

(c) Shareholders of record on the record date for a meeting of Shareholders may vote in person or by duly executed proxy. No proxy shall be valid after six months from the date of its execution, unless a longer period is expressly stated in the proxy. No proxy shall be voted at the meeting unless it shall have been delivered to the Manager for verification prior to the time at which a vote shall be taken. Proxies may be solicited in the name of the Manager or one or more representatives of the Manager.

ARTICLE XII

TERM

SECTION 12.1. Term

The term for which the Trust is to exist commenced on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1. Events Requiring Dissolution of the Trust

The Trust shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of cancellation of the Manager’s certificate of formation, the expiration of ninety (90) days after the date of notice to the Manager of cancellation without a reinstatement of its certificate of formation, or the removal or voluntary withdrawal of the Manager without the appointment of a successor pursuant to Section 4.10, Section 5.2(e) or Section 8.3(c) (each of the foregoing events, an “Event of Withdrawal”), unless at the time there is at least one additional manager, in which case, such additional manager shall become the Manager and carry on the Trust’s business. Notwithstanding the foregoing, if, at the time of any Event of Withdrawal, the Manager is the sole manager of the Trust, Shareholders by Majority Vote shall have the right to agree to continue the business of the Trust (such continued Trust to be referred to herein as the “Reconstituted Trust”) and to select, effective as of the date of such event, one or more successor Managers. Any such election must occur within ninety (90) days of such event and must provide for the election of a manager who is duly licensed and qualified under U.S. federal and state law to conduct the duties of a manager with respect to such Reconstituted Trust. If such an election is made, all Shareholders of the Trust shall be bound thereby and continue as Shareholders of the Reconstituted Trust.

(b) The occurrence of any event that would make unlawful the continued existence of the Trust.

(c) The suspension, revocation, statutory disqualification or termination of the Manager’s registration as a commodity pool operator under the CEA or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CEA or the rules promulgated thereunder), unless at the time of such suspension, revocation, statutory disqualification or termination there is at least one remaining Manager whose registration or membership has not been suspended, revoked or terminated or the Shareholders have appointed a successor Manager pursuant to Section 5.2(e).

(d) A Bankruptcy Event with respect to the Trust.

(e) The Shareholders holding at least 66 2/3% of the issued and outstanding Shares (excluding the Shares of the Manager) vote to dissolve the Trust, notice of which is sent to the Manager not less than ninety (90) Business Days prior to the effective date of termination.

(f) The determination of the Manager that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Manager to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any Business Day declines below $10 million.

(g) The Trust is required to register as an investment company under the Investment Company Act of 1940, as amended.

(h) The Depository is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

In the event the initial Manager ceases to be the manager of the Trust, any successor Manager appointed or elected to carry on the Trust’s business shall be prohibited, without the written consent of the withdrawing Manager, from using the name “Nuveen”, any derivative thereof, or any trademark, service mark or logo owned or licensed by the Manager of any of its Affiliates in connection with the operation of the Trust.

A Bankruptcy Event with respect to, or the death, legal disability, dissolution or withdrawal of, any Shareholder (excluding the Manager, and as long as such Shareholder is not the sole non-Manager Shareholder) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (excluding the Manager) (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII relating to the reports of the Trust.

SECTION 13.2. Distributions on Dissolution

Upon the dissolution of the Trust, the Manager (or in the event there is no Manager, such Person (the “Liquidating Trustee”) as the Shareholders by Majority Vote may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Shareholders, and (b) to each Shareholder in accordance with its positive book capital account balance, less any amount owing by such Shareholder, after giving effect to all adjustments made pursuant to Article VII and all distributions theretofore made to the Shareholders pursuant to Article VII.

SECTION 13.3. Termination; Certificate of Cancellation

Following the dissolution and distribution of the Trust’s assets, the Trust shall terminate and the Manager or Liquidating Trustee, as the case may be, shall instruct the Resident Delaware Trustee to execute and cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1. Power of Attorney Executed Concurrently

Concurrently with the purchase or acquisition of a Share, each Shareholder shall be deemed to have executed and delivered to the Manager a power of attorney (“Power of Attorney”) as provided in this Article XIV. Each Shareholder thereby irrevocably constitutes and appoints the Manager and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Shareholder with full power and authority to act in its name and on its behalf in the execution, acknowledgment, filing and publishing of Trust documents, including the following:

(a) Any certificates and other instruments, including any applications for authority to do business and amendments thereto that the Manager deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction;

(b) Any instrument that may be required to be filed by the Trust under the laws of any state or by any governmental agency, or that the Manager deems advisable to file; and

(c) This Trust Agreement and any documents that may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Shareholder or of others as additional Shareholders, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2. Effect of Power of Attorney

The Power of Attorney concurrently granted by each Shareholder to the Manager:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the Shareholder’s death, disability, dissolution, liquidation, termination or incapacity; and

(b) May be exercised by the Manager for each Shareholder by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them.

Each Shareholder agrees to be bound by any representations made by the Manager and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or willful misconduct. This power of attorney will be governed by and construed in accordance with the laws of Delaware. Any action taken by the Manager in reliance on this power of attorney shall be deemed to be performed at the Shareholder’s specific direction. For the avoidance of doubt, this power of attorney is not intended to, and does not, revoke any prior powers of attorney. Further, this power of attorney shall not be revoked by any additional or subsequent powers of attorney.

SECTION 14.3. Limitation on Power of Attorney

The Power of Attorney concurrently granted by each Shareholder to the Manager shall not authorize the Manager to act on the Shareholder’s behalf in any situation in which this Trust Agreement requires the approval of Shareholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Manager or any new Manager pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1. Governing Law

The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of

Delaware without regard to the conflict of laws provisions thereof; provided that, the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, and as expressly authorized by Section 3809 of the Delaware Trust Statute, there shall not be applicable to the Trust, the Board Trustees, the Resident Delaware Trustee, the Manager, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts that relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Board Trustees, the Resident Delaware Trustee or the Manager set forth or referenced in this Trust Agreement. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2. Provisions In Conflict With Law or Regulations

(a) The provisions of this Trust Agreement are severable, and if the Manager shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Manager shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Manager or Resident Delaware Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3. Construction

In this Trust Agreement, the title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4. Notices

All notices or communications under this Trust Agreement shall be in writing and delivered in person, by facsimile, by courier or by U.S. mail, postage prepaid; provided, however, in the Manager’s sole discretion, notices to Shareholders and/or Beneficial Owners may be effected immediately by issuing a press release or posting upon that certain website maintained for the Trust by Nuveen Investments, Inc. or its designee. Unless otherwise specifically provided in this Trust Agreement, a notice shall be deemed to have been effectively given when faxed, delivered by courier or deposited in the U.S. mail, postage prepaid, to the proper address or when delivered in person. The receipt of any notice transmitted by facsimile must be confirmed to be effective. All notices to the Trust or the Manager shall be addressed to the Trust’s principal office. All notices to the Delaware Resident Trustee shall be addressed to the Corporate Trust Office. Except as otherwise set forth herein, all notices addressed to a Shareholder shall be addressed to such Shareholder at the address set forth in the books and records of the Trust. Except as otherwise set forth herein, all notices to Beneficial Owners shall be made pursuant to Section 3.3(f). Any party (other than a Beneficial Owner) may designate a new address by written notice to that effect.

SECTION 15.5. Counterparts

This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6. Binding Nature of Trust Agreement

The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder, the Trust and the Manager may rely upon the Trust records as to who are Shareholders, and all Shareholders agree that the Trust and the Manager, in determining such rights, shall rely on such records and that Shareholders shall be bound by such determination.

SECTION 15.7. No Legal Title to Trust Estate

Subject to the provisions of Section 1.9 with respect to the Manager, the Shareholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8. Creditors

No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

SECTION 15.9. Integration

This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.10. Goodwill; Use of Name

No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to the Manager.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as Resident Delaware Trustee

By:
Name:
Title:

NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, as Manager

By:
Name:
Title:

All Shareholders, now and hereafter admitted as Shareholders of the Trust and reflected in the records maintained by the Depository, the DTC Participants or the Indirect Participants, as the case may be, as Shareholders from time to time, pursuant to Powers of Attorney now and hereafter deemed to have been executed in favor of, and granted and delivered to, the Manager by each of the Shareholders

By:	NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, as attorney-in-fact

By:
Name:
Title:

EXHIBIT A

[FORM OF GLOBAL CERTIFICATE]

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

Shares

-in-

NUVEEN DIVERSIFIED COMMODITY FUND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Shares (excluding 840 Shares initially issued to the manager of the Trust, as hereinafter defined), each of which represents a fractional undivided unit of beneficial interest in Nuveen Diversified Commodity Fund (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on December 7, 2005, and an Amended and Restated Trust Agreement, dated as of February 26, 2010, by and among Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, as manager, Wilmington Trust Company, a Delaware banking company, as trustee, and the shareholders from time to time thereunder (hereinafter called the “Trust Agreement”), copies of which are available at the Trust’s principal offices.

At any given time this Certificate shall represent all Shares of beneficial interest in the Trust. The Trust Agreement provides for the deposit of cash with the Trust from time to time and the issuance by the Trust of additional Shares representing the undivided Shares of beneficial interest in the Trusts’ assets. At the request of the registered holder, this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Shares outstanding at any given time.

Each DTC Participant, Indirect Participant and person holding interests through DTC Participants and Indirect Participants hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the Trust’s principal office, to which reference is made for all the terms, conditions and covenants thereof.

The Trust may deem and treat the person in whose name this Certificate is registered upon the books of the Trust as the owner hereof for all purposes, and the Trust shall not be affected by any notice to the contrary.

The Trust Agreement permits the amendment thereof by the Manager with the consent of Shareholders holding Shares representing over fifty percent (50%) of the issued and outstanding Shares of the Trust (excluding any Shares held by the Manager or its Affiliates); provided, however, that the Manager may, without the approval of the Shareholders, make such amendments to the Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the Manager or surrender any right or power granted to the Manager therein, for the benefit of the Shareholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the Prospectus that will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, (iii) permit the continued listing of the Shares on the Exchange, or (iv) the Manager deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iv) unless the adoption thereof (A) is not materially adverse to the interests of the Shareholders; (B) is consistent with Manager’s control of and power to conduct the business of the Trust; (C) with certain exceptions, does not affect the allocation of profits and losses among the Shareholders (excluding the Manager) or between the Shareholders and the Manager; and (D) does not adversely affect the limitations on liability of the Shareholders or the status of the Trust as a partnership for U.S. federal income tax purposes.

The Trust Agreement, and this Certificate, is executed and delivered by Nuveen Commodities Asset Management, LLC, as Manager, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by Nuveen Commodities Asset Management, LLC, but are made and intended for the purpose of binding only the Trust. Nothing in the Trust Agreement or this Certificate shall be construed as creating any liability of Nuveen Commodities Asset Management, LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Manager pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, Nuveen Commodities Asset Management, LLC, as Manager, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its authorized officers.

NUVEEN COMMODITIES ASSET MANAGEMENT, LLC,
as Manager

By:
Its:
Date:	, 2009